BYLAWS

OF

BUCKHEAD MARKETING & DISTRIBUTION, INC.,

A DELAWARE CORPORATION

TABLE OF CONTENTS

BYLAWS
OF
BUCKHEAD MARKETING & DISTRIBUTION, INC.,
A DELAWARE CORPORATION

ARTICLE I- OFFICES

Section 1.1 Registered Office and Agent Principal Executive Office.

(a) This corporation shall at all times maintain a registered office in the state of Delaware. The corporation's registered agent shall be located at the registered office address.

(b) The Board of Directors shall fix the location of the principal executive office of the corporation at any place within or outside the State of Delaware. The address of the principal executive office need not be the same as the address of the registered office. If the principal executive office is located outside this state, and the corporation has one or more business offices in this state, the Board of Directors shall fix and designate a principal business office in the State of Delaware.

Section 1.2 Other Offices. The Board of Directors may at any time establish branch or subordinate offices at any place or places where the corporation is qualified to do business.

ARTICLE II- MEETINGS OF STOCKHOLDERS

Section 2.1 Place of Meetings. Meetings of stockholders shall be held at any place within or outside the State of Delaware designated by the Board of Directors. In the absence of any such designation, stockholders' meetings shall be held at the principal executive office of the corporation.

Section 2.2 Annual Meeting. The annual meeting of stockholders shall be held each year on a date and at a time designated by the Board of Directors. At each annual meeting, Directors shall be elected and any other proper business may be transacted.

Section 2.3 Special Meetings.

(a) A special meeting of the stockholders may be called at any time by the Board of Directors, or by the Chairman of the Board, by a Chief Executive Officer or by the President, or by one or more stockholders holding shares in the aggregate entitled to cast not less than ten percent (10%) of the votes at that meeting.

(b) If a special meeting is called by any person or persons other than the Board of Directors, the request shall be in writing, specifying the time of such meeting (such time to be not less than thirty-five (35) nor more than sixty (60) days after the receipt of the request) and the general nature of the business proposed to be transacted, and shall be delivered personally or sent by registered or certified mail or by telegraphic or other facsimile transmission to the Chairman of the Board, the President, any Vice President or the Secretary of the corporation. The officer receiving the request shall cause notice to be promptly given to the stockholders entitled to vote, in accordance with the provisions of Sections 2.4 and 2.5 below, that a meeting will be held at the time requested by the person or persons calling the meeting. If the notice is not given within twenty (20) days after receipt of the request, the person or persons requesting the

meeting may give the notice. Nothing contained in this Section 2.3(b) shall be construed as limiting, fixing or affecting the time when a meeting of stockholders called by action of the Board of Directors may be held.

Section 2.4 Notice of Stockholders' Meetings. All notices of meetings of stockholders shall be sent or otherwise given in accordance with Section 2.5 below not less than ten (10) nor more than sixty (60) days before the date of the meeting. The notice shall specify the place, date and hour of the meeting and (i) in the case of a special meeting, the general nature of the business to be transacted, or (ii) in the case of the annual meeting, those matters which the Board of Directors, at the time of giving the notice, intends to present for action by the stockholders. The notice of any meeting at which Directors are to be elected shall include the name of any nominee or nominees who, at the time of the notice, management intends to present for election.

Section 2.5 Manner of Giving Notice; Affidavit of Notice.

(a) Notice of any meeting of stockholders shall be given either personally or by first-class mail or telegraphic or other written communication, charges prepaid, addressed to each stockholder at the address of that stockholder appearing on the books of the corporation or given by such stockholder to the corporation for the purpose of notice. If no such address appears on the corporation's books or is given, notice shall be deemed to have been given if sent to that stockholder by first-class mail or telegraphic or other written communication to the corporation's principal executive office, or if published at least once in a newspaper of general circulation in the county where that office is located. Notice shall be deemed to have been given at the time when delivered personally or deposited in the mail or sent by telegram or other means of written communication.

(b) If any notice addressed to a stockholder at the address of that stockholder appearing on the books of the corporation is returned to the corporation by the United States Postal Service marked to indicate that the United States Postal Service is unable to deliver the notice to the stockholder at that address, all future notices or reports shall be deemed to have been duly given without further mailing and the same shall be available on written demand of the stockholder at the principal executive office of the corporation for a period of one year from the date of the giving of the notice.

(c) An affidavit of the mailing or other means of giving any notice of any stockholders' meeting shall be executed by the Secretary, assistant Secretary or any transfer agent of the corporation giving the notice, and shall be filed and maintained in the minute book of the corporation.

(d) Without limiting the manner by which notice may be given effectively to stockholders, any notice to stockholders given by the corporation pursuant to these Bylaws shall be effective when given by electronic mail transmission (as defined in Section 232(c) of the Corporations Law of Delaware) if consented to by the stockholder to whom the notice is given. The stockholder may revoke any such consent at any time by written notice to the corporation. Notice given pursuant to this subsection (d) shall be deemed given when directed to an electronic mail address at which the stockholder has consented to receive notice. An affidavit of the Secretary or an Assistant Secretary or an authorized agent of the corporation that such notice was given by electronic mail transmission shall, in the absence of fraud, be prima facie evidence of the facts stated therein.

Section 2.6 Quorum. The presence in person or by proxy of the holders of a majority of the shares entitled to vote at any meeting of stockholders shall constitute a quorum for the transaction of business. The stockholders present at a duly called or held meeting at which a quorum is present may continue to do business until adjournment, notwithstanding the withdrawal of enough stockholders to leave less than a

quorum, if any action taken (other than adjournment) is approved by at least a majority of the shares required to constitute a quorum.

Section 2.7 Adjourned Meeting; Notice.

(a) Any annual or special stockholders' meeting, whether or not a quorum is present, may be adjourned from time to time by vote of the majority of the shares represented at that meeting, either in person or by proxy, but in the absence of a quorum, no other business may be transacted at that meeting, except as provided in Section 2.6 above.

(b) When any annual or special meeting of stockholders is adjourned to another time or place, notice need not be given of the adjourned meeting if the time and place are announced at the meeting at which the adjournment is taken, unless a new record date for the adjourned meeting is fixed or the adjournment is for more than thirty (30) days from the date set for the original meeting. Notice of any such adjourned meeting required pursuant to the preceding sentence shall be given to each stockholder of record entitled to vote at the adjourned meeting in accordance with the provisions of Sections 2.4 and 2.5 above. At any adjourned meeting the corporation may transact any business which might have been transacted at the original meeting.

Section 2.8 Voting.

(a) The stockholders entitled to vote at any meeting of stockholders shall be determined in accordance with the provisions of Section 2.11 below, subject to the provisions of Sections 217 and 218, of the Corporations Law of Delaware (relating to voting shares held by a fiduciary, in the name of a corporation, or in joint ownership or a voting trust). The stockholders' vote may be either by voice vote or by ballot; provided, however, that any election for Directors must be by ballot if demanded by any stockholder before the voting has begun. On any matter other than elections of Directors, any stockholder may vote part of the shares in favor of the proposal and refrain from voting the remaining shares or vote them against the proposal, but, if the stockholder fails to specify the number of shares which the stockholder is voting affirmatively, it will be conclusively presumed that the stockholder's approving vote is with respect to all shares that the stockholder is entitled to vote. If a quorum is present, the affirmative vote of the majority of the shares represented at the meeting and entitled to vote on any matter (other than the election of Directors) shall be the act of the stockholders, unless the vote of a greater number of shares, or voting by classes, is required by the Corporations Law of Delaware, by the Certificate of Incorporation or by these Bylaws.

(b) Shares of this corporation owned by a subsidiary of this corporation shall not be entitled to vote on any matter. A subsidiary for these purposes is defined as an entity which directly or indirectly exercises control over the total combined voting power of all classes of shares entitled to vote are owned directly by this corporation or indirectly through one or more subsidiaries of this corporation (as the term "subsidiary" is defined in the Corporations Law of Delaware).

(c) At a stockholders' meeting at which Directors are to be elected, no stockholder shall be entitled to cumulate votes (i.e. cast for any one or more candidates a number of votes greater than the number of the stockholder's shares) unless the candidates' names have been placed in nomination prior to commencement of the voting and a stockholder has given notice prior to commencement of the voting of the stockholder's intention to cumulate votes. If any one stockholder has given such a notice, then every other stockholder entitled to vote may cumulate votes for candidates in nomination and give one candidate a number of votes equal to the number of Directors to be elected multiplied by the number of votes to which

that stockholder's shares are entitled, or may distribute the stockholder's votes on the same principle among any or all of the candidates, as the stockholder deems appropriate. The candidates receiving the highest number of votes up to the number of Directors to be elected, shall be elected.

Section 2.9 Waiver of Notice or Consent by Absent Stockholders.

(a) The transactions of any meeting of stockholders, either annual or special, however called and noticed, and wherever held, shall be as valid as though had at a meeting duly held after regular call and notice, if a quorum is present either in person or by proxy, and if, either before or after the meeting, each person entitled to vote who was not present in person or by proxy, signs a written waiver of notice or a consent to a holding of the meeting, or an approval of the minutes thereof. The waiver of notice or consent need not specify either the business to be transacted or the purpose of any annual or special meeting of stockholders, however, the waiver of notice or consent shall state that consents or approvals shall be filed with the corporate records or made a part of the minutes of the meeting.

(b) Attendance by a person at a meeting shall also constitute a waiver of notice of that meeting except when the person objects, at the beginning of the meeting, to the transaction of any business because the meeting is not lawfully called or convened, and except that attendance at a meeting is not a waiver of any right to object to the consideration of matters not included in the notice of the meeting if that objection is expressly made at the meeting.

Section 2.10 Stockholder Action by Written Consent Without a Meeting.

(a) Any action, other than the election of Directors, which may be taken at any annual or special meeting of stockholders may be taken without a meeting and without prior notice, if a consent in writing, setting forth the action so taken, is signed by the holders of outstanding shares having not less than the minimum number of votes that would be necessary to authorize or take that action at a meeting at which all shares entitled to vote on that action were present and voted. In the case of election of Directors, such a consent shall be effective only if signed by the holders of all outstanding shares entitled to vote for the election of Directors; provided, however, to fill a vacancy on the Board of Directors that has not been filled by the Directors, the holders of a majority of the outstanding shares entitled to vote for the election of Directors may fill such vacancy by written consent. All such consents shall be filed with the Secretary of the corporation and shall be maintained in the corporate records. Any stockholder giving a written consent, or the stockholder's proxy holders, or a transferee of the shares or a personal representative of the stockholder, or their respective proxy holders, may revoke the consent by a writing received by the Secretary of the corporation before written consents of the number of shares required to authorize the proposed action have been filed with the Secretary.

(b) If the consents of all stockholders entitled to vote have not been solicited in writing, and if the unanimous written consent of all such stockholders have not been received, the Secretary shall give prompt notice of the corporate action approved by the stockholders without a meeting. The notice shall be given in the manner specified in Section 2.5 above.

Section 2.11 Record Date for Stockholder Notice; Voting and Giving Consents.

(a) For purposes of determining the stockholders entitled to notice of or to vote at a meeting, or entitled to give consent to corporate action without a meeting, the Board of Directors may fix, in advance, a record date not be more than sixty (60) days nor less than ten (10) days before the date of any such meeting or not more than sixty (60) days before any such action without a meeting. In this event only

stockholders of record on the date so fixed are entitled to notice and to vote or to give consents, as the case may be, notwithstanding any transfer of any shares on the books of the corporation after the record date, except as otherwise provided in the Corporations Law of Delaware.

(b) If the Board of Directors does not fix a record date as provided in Section 2.11(a) above:

(i) The record date for determining stockholders entitled to notice of or to vote at a meeting of stockholders shall be at close of business on the business day next preceding the day on which notice is given or, if notice is waived, at the close of business on the business day next preceding the day on which the meeting is held.

(ii) The record date for determining stockholders entitled to give consent to a corporate action in writing without a meeting (1) when no prior action by the board has been taken, shall be the day on which the first written consent is given, or (2) when prior action of the board related to the proposed corporate action has been taken, shall be the later of the close of business on the day on which the board adopts the resolution relating to the proposed corporate action or the sixtieth (60) day before the scheduled date of the proposed corporate action.

Section 2.12 Proxies. Every person entitled to vote for Directors or on any other matter shall have the right to do so either in person or by one or more agents authorized by a written proxy signed by the person and filed with the Secretary of the corporation. A proxy shall be deemed signed if the stockholder's name is placed on the proxy (whether by manual signature, typewriting, telegraphic transmission, or otherwise) by the stockholder or the stockholder's attorney-in-fact. A validly executed proxy which does not state that it is irrevocable shall continue in full force and effect unless (i) revoked by the person executing it, before the vote pursuant to that proxy, by a writing delivered to the corporation stating that the proxy is revoked, or by a subsequent proxy executed by, or attendance at the meeting and voting in person by, the person executing the proxy; or (ii) written notice of the death or incapacity of the maker of that proxy is received by the corporation before the vote pursuant to that proxy is counted; provided, however, that no proxy shall be valid after the expiration of eleven (11) months from the date of the proxy, unless otherwise provided in the proxy. The revocability of a proxy that states on its face that it is irrevocable shall be governed by the provisions of Section 212(e) of the Corporations Law of Delaware.

Section 2.13 Inspectors of Election.

(a) Before any meeting of stockholders, the Board of Directors may appoint any persons other than nominees for office to act as inspectors of election at the meeting or its adjournment. If no inspectors of election are so appointed, the chairman of the meeting may, and on the request of any stockholder or a stockholder's proxy shall, appoint inspectors of election at the meeting. The number of inspectors shall be either one (1) or three (3). If inspectors are appointed at a meeting on the request of one or more stockholders or proxies, the holders of a majority of shares or their proxies present at the meeting shall determine whether one (1) or three (3) inspectors are to be appointed. If any person appointed as inspector fails to appear or fails or refuses to act, the chairman of the meeting may, and upon the request of any stockholder or a stockholder's proxy shall, appoint a person to fill that vacancy.

(b) These inspectors shall:

(i) Determine the number of shares outstanding and the voting power of each, the shares represented at the meeting, the existence of a quorum and the authenticity, validity and effect of any proxy;

(ii) Receive votes, ballots or consents;

(iii) Hear and determine all challenges and questions in any way arising in connection with the right to vote;

(iv) Count and tabulate all votes or consents;

(v) Determine when the polls shall close;

(vi) Determine the result; and

(vii) Do any other acts that may be proper to conduct the election or vote with fairness to all stockholders.

ARTICLE III- DIRECTORS

Section 3.1 Powers.

(a) Subject to the provisions of the Corporations Law of Delaware and any limitations in the Certificate of Incorporation and these Bylaws relating to action required to be approved by the stockholders or by the outstanding shares, the business and affairs of the corporation shall be managed and all corporate powers shall be exercised by or under the direction of the Board of Directors.

(b) Without prejudice to these general powers, and subject to the same limitations, the Directors shall have the power to:

(i) Select and remove all officers, agents, and employees of the corporation; prescribe any powers and duties for them that are consistent with law, with the Certificate of Incorporation, and with these Bylaws; fix their compensation; and require from them security for faithful service.

(ii) Change the principal executive office or change the registered office in the State of Delaware from one location to another; cause the corporation to be qualified to do business in any other state, territory, dependency or country and conduct business within or without the State of Delaware; and designate any place within or without the State of Delaware for the holding of any stockholders' meeting, or meetings, including annual meetings.

(iii) Adopt, make, and use a corporate seal; prescribe the forms of certificates of stock; and alter the form of the seal and certificates.

(iv) Authorize the issuance of shares of stock of the corporation on any lawful terms, in consideration of money paid, labor done, services actually rendered, debts or securities cancelled, or tangible or intangible property actually received.

(v) Borrow money and incur indebtedness on behalf of the corporation, and cause to be executed and delivered for the corporation's purposes, the corporate name, promissory notes,

bonds, debentures, deeds of trust, mortgages, pledges, hypothecations and other evidences of debt and securities.

Section 3.2 Number and Qualification of Directors. The authorized number of Directors shall be three (3) until changed by a duly adopted amendment to the Certificate of Incorporation or by an amendment to this Bylaw. A Director need not be a stockholder of the corporation, a citizen of the United States or a resident of the State of Delaware. Whenever the Corporation has three (3) or more stockholders, the minimum authorized number of Directors shall be at least three (3); provided that, whenever the corporation has only two (2) stockholders, the number of Directors may be two (2) or more and whenever the corporation has only one (1) stockholder, the number of Directors may be one (1) or more. Subject to the foregoing provisions, an amendment of these Bylaws changing the authorized number of Directors may from time to time be adopted by the vote or written consent of holders of a majority of the outstanding shares entitled to vote; provided, however, that an amendment reducing the number of Directors to a number less than five (5) cannot be adopted if the votes cast against its adoption at a meeting, or the shares not consenting in the case of action by written consent, are equal to more than 16-2/3% of the outstanding shares entitled to vote.

Section 3.3 Election and Term of Office of Directors. The initial Board of Directors shall consist of the persons elected by the incorporator, each of whom shall hold office until the first annual meeting of stockholders and until his or her successor has been elected and qualified, or until his or her earlier resignation, removal from office or death. Thereafter, Directors who are elected to replace any or all of the members of the initial Board of Directors or who are elected at an annual meeting of stockholders, and Directors who are elected in the interim to fill vacancies, shall hold office until the next annual meeting of stockholders and until their successors have been elected and qualified, or until their earlier resignation, removal from office, or death.

Section 3.4 Vacancies.

(a) Vacancies in the Board of Directors may be filled by a majority of the remaining Directors, though less than a quorum, or by a sole remaining Director, except that a vacancy created by the removal of a Director by the vote or written consent of the stockholders or by court order may be filled only by the vote of a majority of the shares entitled to vote represented at a duly held meeting at which a quorum is present, or by the written consent of holders of a majority of the outstanding shares entitled to vote. Each Director so elected shall hold office until the next annual meeting of the stockholders and until a successor has been elected and qualified.

(b) A vacancy or vacancies in the Board of Directors shall be deemed to exist in the event of the death, resignation or removal of any Director, or if the Board of Directors by resolution declares vacant the office of a Director who has been declared of unsound mind by an order of court or convicted of a felony, or if the authorized numbers of Directors is increased, or if the stockholders fail, at any meeting of stockholders at which any Director or Directors are elected, to elect the number of Directors to be voted for at that meeting.

(c) The stockholders may elect a Director or Directors at any time to fill any vacancy or vacancies not filled by the Directors, but any such election by written consent shall require the consent of a majority of the outstanding shares entitled to vote.

(d) Any Director may resign effective on giving written notice to the Chairman of the Board, the President, the Secretary or the Board of Directors, unless the notice specifies a later time for that

resignation to become effective. If the resignation of a Director is effective at a future time, the Board of Directors may elect a successor to take office when the resignation becomes effective.

(e) No reduction of the authorized number of Directors shall have the effect of removing any Director before that Director's term of office expires.

Section 3.5 Place of Meetings and Meetings by Telephone. Regular meetings of the Board of Directors may be held at any place that has been designated from time to time by resolution of the Board of Directors. In the absence of such a designation, regular meetings shall be held at the principal executive office of the corporation. Special meetings of the Board of Directors shall be held at any place designated in the notice of the meeting or, if not stated in the notice or there is no notice, at the principal executive office of the corporation. Any meeting, regular or special, may be held by conference telephone, electronic video screen communication or other communications equipment, so long as (a) each Director participating in the meeting can communicate with all of the other Directors concurrently, (b) each Director is provided the means of participating in all matters presented for consideration by the Board, including the capacity to propose or to interpose an objection to a specific action to be taken by the corporation, and (c) the corporation adopts and implements some means of verifying both of the following: (i) a person communicating by telephone, electronic video screen or other communications equipment is a Director entitled to participate in the meeting and (ii) all statements, questions, actions or votes were made by that Director and not by another person who is not permitted to participate as a Director.

Section 3.6 Annual Meeting. Immediately following each annual meeting of stockholders, the Board of Directors shall hold a regular meeting for the purpose of organization, any desired election of officers and the transaction of other business. Notice of this meeting shall not be required.

Section 3.7 Regular Meetings. Regular meetings of the Board of Directors shall be held without call at such time as shall from time to time be fixed by the Board of Directors. Such regular meetings may be held without notice.

Section 3.8 Special Meetings.

(a) Special meetings of the Board of Directors for any purpose or purposes may be called at any time by the Chairman of the Board, any Chief Executive Officer or the President or any Vice President or the Secretary or any two (2) Directors.

(b) Notice of the time and place of special meetings shall be delivered personally or by telephone to each Director or sent by first-class mail or telegram, charges prepaid, addressed to each Director at that Director's address as it is shown on the records of the corporation. In case the notice is mailed, it shall be deposited in the United States mail at least four (4) days before the time of the holding of the meeting. In case the notice is delivered personally, or by telephone (including a voice messaging system or other system or technology designed to record and communicate messages), telegram, facsimile, electronic mail or other electronic means, it shall be delivered at least forty-eight (48) hours before the time of the holding of the meeting. Any oral notice given personally or by telephone may be communicated either to the Director or to a person at the office of the Director who the person giving the notice has reason to believe will promptly communicate it to the Director. The notice need not specify the purpose of the meeting nor the place if the meeting is to be held at the principal executive office of the corporation.

Section 3.9 Quorum. A majority of the authorized number of Directors shall constitute a quorum for the transaction of business, except to adjourn as provided in Section 3.11 below. When a vacancy or

vacancies prevent such majority, a majority of the Directors then in office shall constitute a quorum, provided such majority shall constitute at least either one-third (1/3) of the authorized number of Directors or at least two (2) Directors, whichever is larger. Every act or decision done or made by a majority of the Directors present at a meeting duly held at which a quorum is present shall be regarded as the act of the Board of Directors, subject to the provisions of Section 144 of the Corporations Law of Delaware (as to approval of contracts or transactions in which a Director has a direct or indirect material financial interest). A meeting at which a quorum is initially present may continue to transact business notwithstanding the withdrawal of Directors, if any action taken is approved by at least a majority of the required quorum for that meeting.

Section 3.10 Waiver of Notice. The transactions of any meeting of the Board of Directors, however called and noticed or wherever held, shall be as valid as though had at a meeting duly held after regular call and notice if a quorum is present and if, either before or after the meeting, each of the Directors not present signs a written waiver of notice, a consent to holding the meeting or an approval of the minutes thereof. The waiver of notice or consent need not specify the purpose of the meeting. All such waivers, consents and approvals shall be filed with the corporate records or made a part of the minutes of the meeting. Notice of a meeting shall also be deemed given to any Director who attends the meeting without protesting before or at its commencement the lack of notice to that Director.

Section 3.11 Adjournment. A majority of the Directors present, whether or not constituting a quorum, may adjourn any meeting to another time and place.

Section 3.12 Notice of Adjournment. Notice of the time and place of holding an adjourned meeting need not be given, unless the meeting is adjourned for more than twenty-four (24) hours, in which case notice of the time and place shall be given before the time of the adjourned meeting, in the manner specified in Section 3.8 above, to the Directors who were not present at the time of the adjournment.

Section 3.13 Action Without Meeting. Any action required or permitted to be taken by the Board of Directors may be taken without a meeting, if all members of the board shall individually or collectively consent in writing to that action. Such action by written consent shall have the same force and effect as a unanimous vote of the Board of Directors. Such written consent or consents shall be filed with the minutes of the proceedings of the board.

Section 3.14 Fees and Compensation of Directors. Directors and members of committees may receive such compensation, if any, for their services, and such reimbursement of expenses as may be fixed or determined by resolution of the Board of Directors. This Section 3.14 shall not be construed to preclude any Director from serving the corporation in any other capacity as an officer, agent, employee, or otherwise, or from receiving compensation for such services.

Section 3.15 Removal of Directors. The entire Board of Directors or any individual Director may be removed from office without cause by approval of the holders of at least a majority of the shares, provided, that unless the entire board is removed, an individual Director shall not be removed when the votes cast against such removal, or not consenting in writing to such removal, would be sufficient to elect such Director if voted cumulatively at an election of Directors at which the same total number of votes were cast (or, if such action is taken by written consent, in lieu of a meeting, all shares entitled to vote were voted), and the entire number of Directors authorized at the time of the Director's most recent election were then being elected. If any or all Directors are so removed, new Directors may be elected at the same meeting or by such written consent. The Board of Directors may declare vacant the office of any Director who has been declared of unsound mind by an order of court or convicted of a felony.

Section 3.16 Sole Director. In the event only one Director is required by these Bylaws or by the Certificate of Incorporation, then any reference herein to notices, waivers, consents, meetings or other actions by a majority or quorum of the Directors shall be deemed to refer to such notice, waiver, etc., by such sole Director, who shall have all the rights and duties and shall be entitled to exercise all of the powers and shall assume all the responsibilities otherwise herein described as given to a Board of Directors.

ARTICLE IV- COMMITTEES

Section 4.1 Committees of Directors.

(a) The Board of Directors may, by resolution adopted by a majority of the authorized number of Directors, designate one or more committees, each consisting of two (2) or more Directors, to serve at the pleasure of the board. The board may designate one or more Directors as alternate members of any committee, who may replace any absent member at any meeting of the committee. Any committee, to the extent provided in the resolution of the board, shall have all the authority of the board, except with respect to:

(i) The approval of any action which, under the Corporations Law of Delaware, also requires stockholders' approval or approval of the outstanding shares;

(ii) The filling of vacancies on the Board of Directors or in any committee;

(iii) The fixing of compensation of the Directors for serving on the board or on any committee;

(iv) The amendment or repeal of Bylaws or the adoption of new Bylaws;

(v) The amendment or repeal of any resolution of the Board of Directors which by its express terms is not so amendable or repealable;

(vi) A distribution to the stockholders of the corporation, except at a rate or in a periodic amount or within a price range determined by the Board of Directors; or

(vii) The appointment of any other committees of the Board of Directors or the members of these committees.

Section 4.2 Meetings and Actions of Committees. Meetings and action of committees shall be governed by, and held and taken in accordance with, the provisions of ARTICLE III of these Bylaws, Sections 3.5 (place of meetings), 3.7 (regular meetings), 3.8 (special meetings and notice), 3.9 (quorum), 3.10 (waiver of notice), 3.11 (adjournment), 3.12, (notice of adjournment), and 3.13 (action without meeting), with such changes in the context of those Bylaws as are necessary to substitute the committee and its members for the Board of Directors and its members, except that the time of regular meetings of committees may be determined either by resolution of the Board of Directors or by resolution of the committee; special meetings of committees may also be called by resolution of the Board of Directors; and notice of special meetings of committees shall also be given to all alternate members, who shall have the right to attend all meetings of the committee. The Board of Directors may adopt rules not inconsistent with the provisions of these Bylaws to govern the activities of any committee.

ARTICLE V- OFFICERS

Section 5.1 Officers. The officers of the corporation shall be a Chairman of the Board, one or more Chief Executive Officers, a President, a Secretary and a Treasurer. The corporation may also have, at the discretion of the Board of Directors, one or more Vice Presidents, one or more assistant secretaries, one or more assistant treasurers and such other officers as may be appointed in accordance with the provisions of Section 5.3 below. Any number of offices may be held by the same person.

Section 5.2 Election of Officers. The officers of this corporation, except such officers as may be appointed in accordance with the provisions of Section 5.3 or Section 5.5 below, shall be chosen by the Board of Directors and each shall serve at the pleasure of the board, subject to the rights, if any, of an officer under any contract of employment.

Section 5.3 Subordinate Officers. The Board of Directors may appoint, and may empower the President to appoint, such other officers as the business of the corporation may require, each of whom shall hold office for such period, have such authority and perform such duties as are provided in the Bylaws or as the Board of Directors may from time to time determine.

Section 5.4 Removal and Resignation of Officers.

(a) Subject to the rights, if any, of an officer under any contract of employment, any officer may be removed, either with or without cause, by the Board of Directors at any regular or special meeting or, except in case of an officer chosen by the Board of Directors, by any officer upon whom such power of removal may be conferred by the Board of Directors.

(b) Any officer may resign at any time by giving written notice to the corporation. Any resignation shall take effect at the date of the receipt of that notice or at any later time specified in that notice; and, unless otherwise specified in that notice, the acceptance of the resignation shall not be necessary to make it effective. Any resignation is without prejudice to the rights, if any, of the corporation under any contract to which the officer is a party.

Section 5.5 Vacancies in Offices. A vacancy in any office because of death, resignation, removal, disqualification or any other cause shall be filled in the manner prescribed in these Bylaws for regular appointments to that office.

Section 5.6 Chairman of the Board; Chief Executive Officers. The Chairman of the Board, if such an officer be elected, shall, if present, preside at meetings of the Board of Directors and exercise and perform such other powers and duties as may from time to time be assigned to such person by the Board of Directors or prescribed by the Bylaws. The corporation shall have one or more Chief Executive Officers, who shall have the same powers and duties prescribed in Section 5.7 below for the President.

Section 5.7 President. Subject to such additional supervisory powers, if any, as may be given by the Board of Directors to the Chief Executive Officer(s), the President shall be deemed a chief executive officer of the corporation and shall, subject to the control of the Board of Directors, have general supervision, direction and control of the business and the officers of the corporation. The President shall preside at all meetings of the stockholders and all meetings of the Board of Directors. The President shall have the general powers and duties of management usually vested in the office of President of a corporation, and shall have such other powers and duties as may be prescribed by the Board of Directors or these Bylaws.

Section 5.8 Vice Presidents. In the absence or disability of the Chief Executive Officer(s) and President, the Vice Presidents, if any, in order of their rank as fixed by the Board of Directors or, if not ranked, a Vice President designated by the Board of Directors, shall perform all the duties of the President, and when so acting shall have all the powers of, and be subject to all the restrictions upon, the Chief Executive Officer(s) and President. The Vice Presidents shall have such other powers and perform such other duties as from time to time may be prescribed for them by the Board of Directors or these Bylaws, the Chief Executive Officer(s) or the President.

Section 5.9 Secretary.

(a) The Secretary shall keep or cause to be kept at the corporation's principal executive office (or such other place as the Board of Directors may direct) a book of minutes of all meetings and actions of Directors, committees of Directors, and stockholders, with the time and place of holding, whether regular or special and, if special, how authorized, the notice given, the names of those present at Directors' meetings or committee meetings, the number of shares present or represented at stockholders' meetings, and the proceedings thereof.

(b) The Secretary shall keep, or cause to be kept, at either the corporation's principal executive office or at the office of the corporation's transfer agent or registrar, as determined by resolution of the Board of Directors, a share register, or a duplicate share register, showing the names of all stockholders and their addresses, the number and classes of shares held by each, the number and date of certificates issued for the same, and the number and date of cancellation of every certificate surrendered for cancellation.

(c) The Secretary shall give, or cause to be given, notice of all meetings of the stockholders and of the Board of Directors required by the Bylaws or by law to be given, and shall keep the seal of the corporation, if one is adopted, in safe custody, and shall have such other powers and perform such other duties as may be prescribed by the Board of Directors or by these Bylaws.

Section 5.10 Treasurer.

(a) The Treasurer shall keep and maintain, or cause to be kept and maintained, adequate and correct books and records of the accounts of the properties and business transactions of the corporation, including accounts of its assets, liabilities, receipts, disbursements, gains, losses, capital, retained earnings and shares. The books of account shall at all reasonable times be open to inspection by any Director.

(b) The Treasurer shall deposit all moneys and other valuables in the name and to the credit of the corporation with such depositaries as may be designated by the Board of Directors. The Treasurer shall disburse the funds of the corporation as may be ordered by the Board of Directors, shall render to the President and Directors, whenever they request it, an account of all of such person's transactions as Treasurer and of the financial condition of the corporation, and shall have other powers and perform such other duties as may be prescribed by the Board of Directors or these Bylaws.

ARTICLE VI- INDEMNIFICATION OF DIRECTORS, OFFICERS, EMPLOYEES AND OTHER AGENTS

Section 6.1 Agents, Proceedings and Expenses. For the purpose of this ARTICLE VI, "agent" means any person who is or was a Director, officer, employee or other agent of this corporation, or is or was serving at the request of this corporation as a Director, officer, employee or agent of another foreign or

domestic corporation, partnership, joint venture, trust or other enterprise, or was a Director, officer, employee or agent of a foreign or domestic corporation which was a predecessor corporation of this corporation or of another enterprise at the request of such predecessor corporation; "proceeding" means any threatened, pending or completed action or proceeding, whether civil, criminal, administrative or investigative; "expenses" include, without limitation, attorneys' fees and any expense of establishing a right to indemnification under this ARTICLE VI or Delaware law; and "corporation" shall include all constituent corporations absorbed in a consolidation or merger as well as the resulting or surviving corporation.

Section 6.2 Actions Other than by the Corporation. This corporation shall indemnify any person who was or is a party or is threatened to be made a party to any proceeding (other than an action by or in the right of this corporation to procure a judgment in its favor) by reason of the fact that such person is or was an agent of this corporation or any subsidiary of this corporation (or was serving at the request of this corporation as a Director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise), against expenses, judgments, fines, settlements and other amounts actually and reasonably incurred in connection with such proceeding if that person acted in good faith and in a manner that such person reasonably believed to be in the best interests of this corporation and, in the case of a criminal proceeding, had no reasonable cause to believe that such agent's conduct was unlawful. The termination of any proceeding by judgment, order, settlement, conviction or a plea of nolo contendere or its equivalent shall not, of itself, create a presumption that the person did not act in good faith and in a manner which the person reasonably believed to be in the best interests of this corporation or that the person had reasonable cause to believe that the person's conduct was unlawful.

Section 6.3 Actions by the Corporation. This corporation shall indemnify any person who was or is a party, or is threatened to be made a party, to any threatened, pending or completed action by or in the right of this corporation or any subsidiary of this corporation to procure a judgment in its favor by reason of the fact that the person is or was an agent of this corporation or any subsidiary of this corporation (or was serving at the request of this corporation as a Director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise), against expenses (and, to the fullest extent permitted by law, amounts paid in settlement, in each case actually and reasonably incurred by that person in connection with the defense or settlement of that action, if that person acted in good faith, in a manner that person believed to be in the best interests of this corporation and its stockholders. No indemnification shall be made under this ARTICLE VI:

(a) In respect of any claim, issue or matter as to which that person shall have been adjudged to be liable to this corporation in the performance of that person's duty to this corporation and its stockholders, unless and only to the extent that the court in which that proceeding is or was pending shall determine upon application that, in view of all the circumstances of the case, that person is fairly and reasonably entitled to indemnity for expenses and then only to the extent that the court shall determine;

(b) Of amounts paid in settling or otherwise disposing of a pending action without court approval; or

(c) Of expenses incurred in defending a pending action which is settled or otherwise disposed of without court approval.

Section 6.4 Successful Defense by Agent. To the extent that an agent of this corporation has been successful on the merits in defense of any proceeding referred to in Sections 6.2 or 6.3 above, or in defense of any claim, issue, or matter therein, the agent shall be indemnified by this corporation against expenses actually and reasonably incurred by the agent in connection therewith.

Section 6.5 **Required Approval**. Except as provided in Section 6.4 above, any indemnification under this ARTICLE VI shall be made by this corporation only if authorized in the specific case on a determination that indemnification of the agent is proper in the circumstances because the agent has met the applicable standard of conduct set forth in Sections 6.2 or 6.3 above of this ARTICLE VI, by any of the following:

(a) A majority vote of a quorum consisting of Directors who are not parties to the proceeding;

(b) If such a quorum of Directors is not obtainable, by independent legal counsel in a written opinion; or

(c) Approval by the affirmative vote of a majority of the shares of this corporation entitled to vote represented and voting at a duly held meeting at which a quorum is present (so long as the number of shares voting affirmatively also constitutes at least a majority of the required quorum) or by the written consent of holders of a majority of the outstanding shares entitled to vote; provided, however, that where written consent of the stockholders is obtained to such indemnification, this corporation must, unless the consent of all stockholders entitled to vote has been solicited in writing, provide notice in writing to all non-consenting stockholders at least ten (10) days prior to consummation of such indemnification. For this purpose, the shares owned by the person to be indemnified shall not be entitled to vote thereon; or

(d) The court in which the proceeding is or was pending, on application made by this corporation or the agent or the attorney or other person rendering services in connection with the defense, whether or not such application by the agent, attorney or other person is opposed by this corporation.

Section 6.6 **Advance of Expenses**. Expenses (including all expenses incurred in connection with the investigation, defense, settlement (but not amounts paid in settlement) or appeal of any proceeding) incurred in defending any proceeding shall be advanced by this corporation prior to the final disposition of the proceeding upon receipt of an undertaking by or on behalf of the agent to repay the amount of the advance if it shall be determined ultimately that the agent is not entitled to be indemnified as authorized in this ARTICLE VI.

Section 6.7 **Other Contractual Rights**. No indemnification by this corporation of its or its subsidiary's Directors or officers for the defense of any proceeding, whether contained in the Certificate of Incorporation, these Bylaws, a resolution of stockholders or Directors, an agreement or otherwise shall be valid unless consistent with the provisions of Section 144 of the Corporations Law of Delaware. Nothing contained in this ARTICLE VI shall affect any right to indemnification to which persons other than Directors and officers of this corporation or any subsidiary hereof may be entitled by contract or otherwise.

Section 6.8 **Limitations**. No indemnification or advance shall be made under this ARTICLE VI, except as provided in Section 6.4 or Section 6.5(d) above, in any circumstance where it appears:

(a) That it would be inconsistent with a provision of the Certificate of Incorporation, these Bylaws, a resolution of the stockholders or an agreement in effect at the time of the accrual of the alleged cause of action asserted in the proceeding in which the expenses were incurred or other amounts were paid, which prohibits or otherwise limits indemnification; or

(b) That it would be inconsistent with any condition expressly imposed by a court in approving a settlement.

Section 6.9 **Insurance**. Upon and in the event of a determination by the Board of Directors of this corporation to purchase such insurance, this corporation shall purchase and maintain insurance on behalf of any agent of this corporation against any liability asserted against or incurred by the agent in such capacity or arising out of the agent's status as such whether or not this corporation would have the power to indemnify the agent against that liability under the provisions of this ARTICLE VI.

Section 6.10 **Fiduciaries of Corporate Employee Benefit Plan**. This ARTICLE VI does not apply to any proceeding against any trustee, investment manager or other fiduciary of an employee benefit plan in that person's capacity as such, even though that person may also be an agent of this corporation as defined in Section 6.1 above. This corporation shall have the power to indemnify such trustee, investment manager or other fiduciary to the extent permitted by the Corporations Law of Delaware.

Section 6.11 **Notice of Claim**. The agent shall, as a condition precedent to his or her right to be indemnified under this ARTICLE VI, give this corporation notice in writing as soon as practicable of any claim made against the agent for which indemnification will or could be sought under this ARTICLE VI. Notice to this corporation shall be directed to the Secretary of this corporation at the principal business office of this corporation (or such other address as this corporation shall designate in writing to the agent). In addition, the agent shall give this corporation such information and cooperation as it may reasonably require and as shall be within the agent's power.

Section 6.12 **Enforcement Rights**. Any indemnification provided for in Sections 6.2, 6.3 or 6.4 shall be made no later than sixty (60) days after receipt by this corporation of the written request of the agent. If a claim or request under this ARTICLE VI, under any statute, or under any provision of this corporation's Certificate of Incorporation providing for indemnification is not paid by this corporation, or on its behalf, within sixty (60) days after written request for payment thereof has been received by this corporation, then the agent may, but need not, at any time thereafter bring suit against this corporation to recover the unpaid amount of the claim or request, and subject to Section 6.20, the agent shall also be entitled to be paid for the expenses (including attorneys' fees) of bringing such action. It shall be a defense to any such action (other than an action brought to enforce a claim for expenses incurred in connection with any proceeding in advance of its final disposition) that the agent has not met the standards of conduct which make it permissible under applicable law for this corporation to indemnify the agent for the amount claimed, but the burden of proving such defense shall be on this corporation, and the agent shall be entitled to receive interim payments of expenses pursuant to Section 6.6 unless and until such defense may be finally adjudicated by court order or judgment for which no further right of appeal exists. It is intended that if this corporation contests the agent's right to indemnification, the question of the agent's right to indemnification shall be a decision for the court, and no presumption regarding whether the applicable standard has been met will arise based on any determination or lack of determination of such by this corporation (including its Board of Directors or any subgroup thereof, independent legal counsel or its stockholders).

Section 6.13 **Assumption of Defense**. In the event this corporation shall be obligated to pay the expenses of any proceeding against the agent, this corporation, if appropriate, shall be entitled to assume the defense of such proceeding with counsel approved by the agent, which approval shall not be unreasonably withheld, upon the delivery to the agent of written notice of its election so to do. After delivery of such notice, approval of such counsel by the agent and the retention of such counsel by this corporation, this corporation will not be liable to the agent under this ARTICLE VI for any fees of counsel subsequently incurred by the agent with respect to the same proceeding, unless (i) the employment of counsel by the agent is authorized by this corporation, (ii) the agent shall have reasonably concluded that there may be a conflict of interest of such counsel retained by this corporation between this corporation and the agent in the conduct of such defense, or

(iii) this corporation ceases or terminates the employment of such counsel with respect to the defense of such proceeding, in any of which events the fees and expenses of the agent's counsel shall be at the expense of this corporation. At all times, the agent shall have the right to employ other counsel in any such proceeding at the agent's expense, and shall be entitled to participate in all proceedings and meetings related to the proceedings and to copies of all documents in connection with or related to the proceedings.

Section 6.14 Exceptions. Notwithstanding any other provision herein to the contrary, this corporation shall not be obligated pursuant to this ARTICLE VI:

(a) Excluded Acts. To indemnify the agent (i) as to circumstances in which indemnity is expressly prohibited pursuant to Delaware law, or (ii) for any acts or omissions or transactions from which a Director may not be relieved of liability pursuant to Delaware law; or

(b) Claims Initiated by the Agent. To indemnify or advance expenses to the agent with respect to proceedings or claims initiated or brought voluntarily by the agent and not by way of defense, except with respect to proceedings brought to establish or enforce a right to indemnification under this ARTICLE VI or any other statute or law or as otherwise required under the Corporations Law of Delaware, but such indemnification or advancement of expenses may be provided by this corporation in specific cases if the Board of Directors has approved the initiation or bringing of such suit; or

(c) Lack of Good Faith. To indemnify the agent for any expenses incurred by the agent with respect to any proceeding instituted by the agent to enforce or interpret this ARTICLE VI, if a court of competent jurisdiction determines that such proceeding was not made in good faith or was frivolous; or

(d) Insured Claims. To indemnify the agent for expenses or liabilities of any type whatsoever (including, but not limited to, judgments, fines, ERISA excise taxes or penalties, and amounts paid in settlement) which have been paid directly to the agent by an insurance carrier under a policy of officers' and directors' liability insurance maintained by this corporation; or

(e) Claims Under Section 16(b). To indemnify the agent for expenses and the payment of profits arising from the purchase and sale by the agent of securities in violation of Section 16(b) of the Securities Exchange Act of 1934, as amended, or any similar successor statute.

Section 6.15 Partial Indemnification. If the agent is entitled under any provision of this ARTICLE VI to indemnification by this corporation for some or a portion of the expenses, judgments, fines or penalties actually or reasonably incurred by the agent in the investigation, defense, appeal or settlement of any civil or criminal proceeding, but not, however, for the total amount thereof, this corporation shall nevertheless indemnify the agent for the portion of such expenses, judgments, fines or penalties to which the agent is entitled.

Section 6.16 Coverage. This ARTICLE VI shall, to the extent permitted by law, apply to acts or omissions of the agent which occurred prior to the adoption of this ARTICLE VI if the agent was a Director, officer, employee or other agent of this corporation or of any subsidiary of this corporation or was serving at the request of this corporation as a Director, officer, employee or other agent of another corporation, partnership, joint venture, trust or other enterprise, at the time such act or omission occurred. All rights to indemnification under this ARTICLE VI shall be deemed to be provided by a contract between this corporation and the agent in which this corporation hereby agrees to indemnify the agent to the fullest extent permitted by law, notwithstanding that such indemnification is not specifically authorized by this corporation's Certificate of Incorporation, these Bylaws or by statute. Any repeal or modification of these

Bylaws, the Corporations Law of Delaware or any other applicable law shall not affect any rights or obligations then existing under this ARTICLE VI. The provisions of this ARTICLE VI shall continue as to the agent for any action taken or not taken while serving in an indemnified capacity even though the agent may have ceased to serve in such capacity at the time of any proceeding. This ARTICLE VI shall be binding upon this corporation and its successors and assigns and shall inure to the benefit of the agent and the agent's estate, heirs, legal representatives and assigns.

Section 6.17 Severability. Nothing in this ARTICLE VI is intended to require or shall be construed as requiring this corporation to do or fail to do any act in violation of applicable law. If this ARTICLE VI or any portion hereof shall be invalidated on any ground by any court of competent jurisdiction, then this corporation shall nevertheless indemnify the agent to the fullest extent permitted by any applicable portion of this ARTICLE VI that shall not have been invalidated.

Section 6.18 Acknowledgment of Limitations. This corporation acknowledges that in certain instances, Federal law or applicable public policy may prohibit this corporation from indemnifying its directors and officers under this ARTICLE VI or otherwise. Any agent seeking indemnification hereunder may be required to deliver to this corporation a written acknowledgment that such agent understands and acknowledges that this corporation has undertaken or may be required in the future to undertake with the Securities and Exchange Commission to submit the question of indemnification to a court in certain circumstances for a determination of this corporation's right under public policy to indemnify the agent.

Section 6.19 Notice to Insurers. If, at the time of the receipt of a notice of a claim pursuant to Section 6.11, this corporation has directors' and officers' liability insurance in effect, this corporation shall give prompt notice of the commencement of such proceeding to the insurers in accordance with the procedures set forth in the respective policies. This corporation shall thereafter take all necessary or desirable action to cause such insurers to pay, on behalf of the agent, all amounts payable as a result of such proceeding in accordance with the terms of such policies.

Section 6.20 Attorneys' Fees. In the event that any action is instituted by the agent under this ARTICLE VI to enforce or interpret any of the terms hereof, the agent shall be entitled to be paid all court costs and expenses, including reasonable attorneys' fees, incurred by the agent with respect to such action, unless as a part of such action, the court of competent jurisdiction determines that the action was not instituted in good faith or was frivolous. In the event of an action instituted by or in the name of this corporation under this ARTICLE VI, or to enforce or interpret any of the terms of this ARTICLE VI, the agent shall be entitled to be paid all court costs and expenses, including attorneys' fees, incurred by the agent in defense of such action (including with respect to the agent's counterclaims and cross-claims made in such action), unless as a part of such action the court determines that the agent's defenses to such action were not made in good faith or were frivolous.

Section 6.21 Notice. All notices, requests, demands and other communications under this ARTICLE VI shall be in writing and shall be deemed duly given (i) if delivered by hand and receipted for by the addressee, on the date of such receipt, or (ii) if mailed by domestic certified or registered mail with postage prepaid, on the third business day after the date postmarked.

ARTICLE VII- RECORDS AND REPORTS

Section 7.1 Maintenance and Inspection of Share Register.

(a) The corporation shall keep at its principal executive office, or at the office of its transfer agent or registrar, if either be appointed and as determined by resolution of the Board of Directors, a record of its stockholders, giving the names and addresses of all stockholders and the number and class of shares held by each stockholder.

(b) A stockholder or stockholders of the corporation holding at least five percent (5%) in the aggregate of the outstanding voting shares of the corporation may (i) inspect and copy the records of stockholders' names and addresses and shareholdings during usual business hours on five (5) days prior written demand on the corporation, and (ii) obtain from the transfer agent of the corporation, on written demand and on the tender of such transfer agent's usual charges for such list, a list of the names and addresses of those stockholders who are entitled to vote for the election of Directors, and their shareholdings, as of the most recent record date for which that list has been compiled or as of a date specified by the stockholder after the date of demand. This list shall be made available to any such stockholder by the transfer agent on or before the later of five (5) days after the demand is received or the date specified in the demand as the date as of which the list is to be compiled. The record of stockholders shall also be open to inspection on the written demand of any stockholder or holder of a voting trust certificate, at any time during usual business hours, for a purpose reasonably related to the holder's interests as a stockholder or as the holder of a voting trust certificate. Any inspection and copying under this Section 7.1 may be made in person or by an agent or attorney of the stockholder or holder of a voting trust certificate making the demand.

Section 7.2 Maintenance and Inspection of Bylaws. The corporation shall keep at its principal executive office, or if its principal executive office is not in the State of Delaware, at its principal business office in this state, the original or a copy of the Bylaws as amended to date, which shall be open to inspection by the stockholders at all reasonable times during office hours. If the principal executive office of the corporation is outside the State of Delaware and the corporation has no principal business office in Delaware, the Secretary shall, upon the written request of any stockholder, furnish to that stockholder a copy of the Bylaws as amended to date.

Section 7.3 Maintenance and Inspection of Other Corporate Records. The accounting books and records and minutes of proceedings of the stockholders and the Board of Directors and any committee or committees of the Board of Directors shall be kept at such place or places designated by the Board of Directors, or, in the absence of such designation, at the principal executive office of the corporation. The minutes shall be kept in written form and the accounting books and records shall be kept either in written form or in any other form capable of being converted into written form. The minutes and accounting books and records shall be open to inspection upon the written demand of any stockholder or holder of a voting trust certificate, at any reasonable time during the usual business hours, for a purpose reasonably related to the holder's interests as a stockholder or as the holder of a voting trust certificate. The inspection may be made in person or by an agent or attorney, and shall include the right to copy and make extracts. These rights of inspection shall extend to the records of each subsidiary corporation of the corporation.

Section 7.4 Inspection by Directors. Every Director shall have the absolute right at any reasonable time to inspect all books, records, and documents of every kind and the physical properties of the corporation and each of its subsidiary corporations. This inspection by a Director may be made in person or

by an agent or attorney and the right of inspection includes the right to copy and make extracts of documents.

Section 7.5 Annual Report to Stockholders. The Board of Directors shall issue such annual or other periodic reports to the stockholders of the corporation as the Directors consider appropriate.

Section 7.6 Financial Statements.

(a) A copy of any annual financial statement and any income statement of the corporation for each quarterly period of each fiscal year, and any accompanying balance sheet of the corporation as of the end of each such period, that has been prepared by the corporation shall be kept on file in the principal executive office of the corporation for twelve (12) months and each such statement shall be exhibited at all reasonable times to any stockholder demanding an examination of any such statement or a copy shall be mailed to any such stockholder.

(b) If a stockholder or stockholders holding at least five percent (5%) of the outstanding shares of any class of stock of the corporation makes a written request to the corporation for an income statement of the corporation for the three-month, six-month or nine-month period of the then current fiscal year ended more than thirty (30) days before the date of the request, and a balance sheet of the corporation as of the end of that period, the Treasurer shall cause that statement to be prepared, if not already prepared, and shall deliver personally or mail that statement or statements to the person making the request within thirty (30) days after the receipt of the request. If the corporation has not sent to the stockholders its annual report for the last fiscal year, this report shall likewise be delivered or mailed to the stockholder or stockholders within thirty (30) days after the request.

(c) The corporation shall also, on the written request of any stockholder, mail to the stockholder a copy of the last annual, semiannual, or quarterly income statement which it has prepared, and a balance sheet as of the end of that period.

(d) The quarterly income statements and balance sheets referred to in this Section 7.6 shall be accompanied by the report, if any, of any independent accountants engaged by the corporation or the certificate of an authorized officer of the corporation that the financial statements were prepared without audit from the books and records of the corporation.

ARTICLE VIII- GENERAL CORPORATE MATTERS

Section 8.1 Record Date for Purposes Other than Notice and Voting.

(a) For purposes of determining the stockholders entitled to receive payment of any dividend or other distribution or allotment of any rights or entitled to exercise any rights in respect of any other lawful action (other than action by stockholders by written consent without a meeting), the Board of Directors may fix, in advance, a record date, which shall not be more than sixty (60) days before any such action, and in that case only stockholders of record on the date so fixed are entitled to receive the dividend, distribution, or allotment of rights or to exercise the rights, as the case may be notwithstanding any transfer of any shares on the books of the corporation after the record date so fixed, except as otherwise provided in the Corporations Law of Delaware.

(b) If the Board of Directors does not so fix a record date, the record date for determining stockholders for any such purpose shall be the close of business on the day on which the Board

of Directors adopts the resolution for the purpose of which such record date is required, or the sixtieth (60th) day before the date of the scheduled action, whichever is later.

Section 8.2 Checks, Drafts, Evidences of Indebtedness. All checks, drafts or other orders for payment of money, notes or other evidences of indebtedness, issued in the name of or payable to the corporation, shall be signed or endorsed by such person or persons and in such manner as, from time to time, shall be determined by resolution of the Board of Directors.

Section 8.3 Corporate Contracts and Instruments; How Executed. The Board of Directors, except as otherwise provided in these Bylaws, may authorize any officer or officers, agent or agents, to enter into any contract or execute any instrument in the name of and on behalf of the corporation, and this authority may be general or confined to specific instances; and, unless so authorized or ratified by the Board of Directors or within the agency power of an officer, no officer, agent or employee shall have any power or authority to bind the corporation by any contract or engagement or to pledge its credit or to render it liable for any purpose or for any amount.

Section 8.4 Certificates for Shares. A certificate or certificates for shares of the capital stock of the corporation shall be issued to each stockholder when any of the shares are fully paid, and the Board of Directors may authorize the issuance of certificates or shares as partly paid provided that the certificates shall state the amount of the consideration to be paid for them and the amount paid. Each certificate for shares of the corporation shall set forth therein the name of the record holder of the shares represented thereby, the number of shares and the class or series of shares owned by said holder, the par value of the shares represented thereby, and such other statements, as applicable, prescribed by the Corporations Law of Delaware and such other statements, as applicable, which may be prescribed by applicable securities laws, certifying the number of shares and the class or series of shares owned by the stockholder. Any or all of the signatures on the certificate may be facsimile. In case any officer, transfer agent, or registrar who has signed or whose facsimile signature has been placed on a certificate shall have ceased to be that officer, transfer agent or registrar before that certificate is issued, it may be issued by the corporation with the same effect as if that person were any officer, transfer agent or registrar at the date of issue.

Section 8.5 Lost Certificates. Except as provided in this Section 8.5, no new certificates for shares shall be issued to replace an old certificate unless the latter is surrendered to the corporation and cancelled at the same time. The Board of Directors may, in case any share certificate or certificate for any other security is lost, stolen or destroyed, authorize the issuance of a replacement certificate on such terms and conditions as the board may require, including provision for indemnification of the corporation secured by a bond or other adequate security sufficient to protect the corporation against any claim that may be made against it, including any expense or liability, on account of the alleged loss, theft or destruction of the certificate or the issuance of the replacement certificate.

Section 8.6 Representation of Shares of Other Corporations. The Chairman of the Board, the President, a Vice President or any other person authorized by resolution of the Board of Directors or by any of the foregoing designated officers, is authorized to vote on behalf of the corporation any and all shares of any other corporation or corporations, foreign or domestic, standing in the name of the corporation. The authority granted to these officers to vote or represent on behalf of the corporation any and all shares held by the corporation in any other corporation or corporations may be exercised by any of these officers in person or by any person authorized to do so by a proxy duly executed by these officers.

Section 8.7 Construction and Definitions. Unless the context requires otherwise, the general provisions, rules of construction, and definitions in the Corporations Law of Delaware shall govern the

construction of these Bylaws. Without limiting the generality of this provision, the singular number includes the plural, the plural number includes the singular, and the term "person" includes a corporation, a limited liability company, a partnership or a natural person.

ARTICLE IX- AMENDMENTS

Section 9.1 **Amendment by Stockholders**. New Bylaws may be adopted or these Bylaws may be amended or repealed by the vote or written consent of holders of a majority of the outstanding shares entitled to vote; provided, however, that if the Certificate of Incorporation of the corporation set forth the number of authorized Directors of the corporation, the authorized number of Directors may be changed only by an amendment of the Certificate of Incorporation.

Section 9.2 **Amendment by Directors** Subject to the rights of the stockholders as provided in Section 9.1 above, Bylaws, other than a Bylaw or an amendment of a Bylaw changing the authorized number of Directors, may be adopted, amended, or repealed by the Board of Directors.